Exhibit 99.1
Skyward Specialty Insurance Group Reports Second Quarter 2023 Results
Houston, TX – August 8, 2023 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported second quarter 2023 net income of $19.5 million, or $0.51 per diluted share, compared to $5.1 million, or $0.16 per diluted share, for the same 2022 period. Net income for the first half of 2023 was $35.0 million, or $0.93 per diluted share, compared to $21.4 million, or $0.66 per diluted share for the same 2022 period.
Adjusted operating income(1) for the second quarter of 2023 was $16.0 million, or $0.42 per diluted share, compared to $16.4 million, or $0.50 per diluted share, for the same 2022 period. Adjusted operating income(1) for the first half of 2023 was $31.5 million, or $0.84 per diluted share, compared to $36.2 million, or $1.11 per diluted share, for the same 2022 period.
Highlights for the quarter included:
•Gross written premiums increased 29.4%.
•Underwriting income(1) of $15.5 million compared to $12.0 million for the second quarter of 2022.
•Combined ratio of 92.0% compared to 91.8% for the second quarter of 2022.
•Current accident year non-cat loss and LAE ratio of 60.7% compared to 62.8% for the second quarter of 2022.
•Cat loss and LAE ratio of 3.5% compared to 0.0% for the second quarter of 2022.
•Annualized return on tangible equity(1) of 18.3% compared to 6.1% for the same 2022 period.

(1) See "Reconciliation of Non-GAAP Financial Measures"
Skyward Specialty CEO Andrew Robinson commented, "Our exceptional growth in gross written premiums of 29.4% and strong combined ratio of 92.0%, in spite of elevated catastrophe losses, is a direct result of the extraordinary execution of our “Rule Our Niche” strategy by our team of 470 employees. We are well positioned to continue to deliver strong growth and underwriting margin expansion as we look out to the remainder of 2023 and into 2024."
Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended June 30,			Six months ended June 30,
unaudited	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$421,994	$326,227	29.4%	$782,492	$608,869	28.5%
Ceded written premiums	$(208,257)	$(137,496)	51.5%	$(366,614)	$(284,737)	28.8%
Net retention	50.6%	57.9%	NM (1)	53.1%	53.2%	NM (1)
Net written premiums	$213,737	$188,731	13.2%	$415,878	$324,132	28.3%
Net earned premiums	$194,347	$146,076	33.0%	$377,178	$287,803	31.1%
(1) Not meaningful

The second quarter and first half of 2023 increases in gross written premiums, when compared to the same 2022 periods, were primarily driven by double-digit premium growth in our transactional E&S, global property and agriculture, professional lines, surety and captives underwriting divisions.

Combined Ratio	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022
Non-cat loss and LAE(1)	60.7%	62.8%	60.9%	63.2%
Cat loss and LAE(1)	3.5%	0.0%	2.7%	0.0%
Prior accident year development - LPT(2)	(0.2)%	0.0%	(0.2)%	0.0%
Loss Ratio	64.0%	62.8%	63.4%	63.2%
Net policy acquisition costs	11.9%	10.1%	11.7%	9.8%
Other operating and general expenses	17.3%	20.3%	17.0%	19.7%
Commission and fee income	(1.2)%	(1.4)%	(1.0)%	(0.8)%
Expense ratio	28.0%	29.0%	27.7%	28.7%
Combined ratio	92.0%	91.8%	91.1%	91.9%
Adjusted Underwriting Ratios
Adjusted loss ratio(2)	64.2%	62.8%	63.6%	63.2%
Expense ratio	28.0%	29.0%	27.7%	28.7%
Adjusted combined ratio(2)	92.2%	91.8%	91.3%	91.9%
(1) Current accident year
(2) See "Reconciliation of Non-GAAP Financial Measures"

The loss ratio for the second quarter of 2023 increased 1.2 points when compared to the same 2022 period. Catastrophe losses from convective storms added 3.5 points to the current quarter loss ratio compared to the second quarter of 2022, which was not impacted by catastrophe losses. The non-cat loss and LAE ratio improved 2.1 points when compared to the same 2022 period primarily driven by the shift in the mix of business and continued run-off of exited business.
The loss ratio for the first half of 2023 increased 0.2 points when compared to the same 2022 period. Catastrophe losses from second quarter convective storms and first quarter wind and hail events, including tornadoes, added 2.7 points to the loss ratio compared to the first half of 2022, which was not impacted by catastrophe losses. The non-cat loss and LAE ratio improved 2.3 points when compared to the same 2022 period primarily driven by the shift in the mix of business and continued run-off of exited business.
The expense ratios for the second quarter and first half of 2023 improved 1.0 point, respectively, when compared to the same 2022 periods, primarily driven by improvements in the other operating and general expenses ratios due to the increase in earned premiums.
The expense ratios for the second quarter and first half of 2023 exclude the impact of IPO related stock compensation and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income (loss).

Investment Results

Net Investment Income (Loss)
$ in thousands	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022

Short-term and money market investments	$3,142	$143	$4,922	$146
Core fixed income	6,967	3,409	13,306	6,396
Opportunistic fixed income	(2,429)	7,026	(5,570)	18,473
Equities	902	(53)	569	657
Net investment income (1)	$8,582	$10,525	$13,227	$25,672

Net unrealized gains (losses) on securities still held	$5,017	$(14,514)	$8,784	$(19,883)
Net realized gains (losses)	$334	$140	$(2,472)	$1,071
(1) excludes income from operating cash for the second quarter and first half of 2023 of $1 and $2, respectively, and $5 and $7, respectively, for the same 2022 periods.
Net investment income for the second quarter and first half of 2023 decreased $1.9 million and $12.5 million, respectively, when compared to the same 2022 periods. For the second quarter and first half of 2023, increased income from core fixed income and short-term and money market investments was offset by losses in opportunistic fixed income.
The increase in income from our core fixed income portfolio for the second quarter and first half of 2023 was due to (i) a larger asset base as we continued to increase our allocation to this part of our investment portfolio and (ii) higher net investment book yields of 3.6%, respectively, compared to 2.7% and 2.6%, respectively, for the same 2022 periods. The increase in income from short-term and money market investments for the second quarter and first half of 2023 was due to higher investment yields of 5.3% and 6.4%, respectively, compared to 0.4% and 0.2%, respectively, for the same 2022 periods. The opportunistic fixed income portfolio was impacted by a decline in the fair value of limited partnership investments for the second quarter and first half of 2023 when compared to the same 2022 periods.
Stockholders’ Equity
Stockholders’ equity was $522.7 million at June 30, 2023 which represents an increase of 3.1% when compared to stockholders' equity of $507.1 million at March 31, 2023. The increase in stockholders’ equity was primarily due to net income.

Conference Call
At 10 a.m. central time tomorrow, August 9, 2023, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We have chosen to exclude the net impact of the Loss Portfolio Transfer (“LPT”), all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening in certain non-GAAP metrics, where noted, as the business subject to the LPT is not representative of our continuing business strategy. The business subject to the LPT is primarily related to policy years 2017 and prior, was generated and managed under prior leadership, and has either been exited or substantially repositioned during the reevaluation of our portfolio. We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions - Accident & Health, Captives, Global Property & Agriculture, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A- (Excellent) by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944
or
Investor contact:
Natalie Schoolcraft,
nschoolcraft@skywardinsurance.com
614-494-4988

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	June 30, 2023	December 31, 2022
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $819,762 and $662,616, respectively)	$767,491	$607,572
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $332 as of June 30, 2023)	47,172	52,467
Equity securities, at fair value	127,861	120,169
Mortgage loans (at fair value as of June 30, 2023; at amortized cost as of December 31, 2022)	32,762	51,859
Other long-term investments	124,845	129,142
Short-term investments, at fair value	190,670	121,158
Total investments	1,290,801	1,082,367
Cash and cash equivalents	67,506	45,438
Restricted cash	34,353	79,573
Premiums receivable, net	266,345	139,215
Reinsurance recoverables, net	582,922	581,359
Ceded unearned premium	267,672	157,645
Deferred policy acquisition costs	93,364	68,938
Deferred income taxes	32,017	36,188
Goodwill and intangible assets, net	89,181	89,870
Other assets	83,011	82,846
Total assets	$2,807,172	$2,363,439
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$1,224,127	$1,141,757
Unearned premiums	591,237	442,509
Deferred ceding commission	54,191	29,849
Reinsurance and premium payables	198,948	113,696
Funds held for others	41,152	36,858
Accounts payable and accrued liabilities	46,189	48,499
Notes payable	50,000	50,000
Subordinated debt, net of debt issuance costs	78,650	78,609
Total liabilities	2,284,494	1,941,777
Stockholders’ equity
Series A preferred stock, $0.01 par value; 10,000,000 and 2,000,000 shares authorized, 0 and 1,969,660 shares issued and outstanding, respectively	—	20
Common stock, $0.01 par value, 500,000,000 and 168,000,000 shares authorized, 37,674,063 and 16,832,955 shares issued, respectively	377	168
Treasury stock, $0.01 par value, 0 and 233,289 shares, respectively	—	(2)
Additional paid-in capital	642,988	577,289
Stock notes receivable	(6,718)	(6,911)
Accumulated other comprehensive loss	(41,284)	(43,485)
Accumulated deficit	(72,685)	(105,417)
Total stockholders’ equity	522,678	421,662
Total liabilities and stockholders’ equity	$2,807,172	$2,363,439

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
($ in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022

Revenues:
Net earned premiums	$194,347	$146,076	$377,178	$287,803
Commission and fee income	2,240	2,060	3,732	2,290
Net investment income	8,583	10,530	13,229	25,679
Net investment gains (losses)	5,351	(14,374)	6,312	(18,812)
Total revenues	210,521	144,292	400,451	296,960
Expenses:
Losses and loss adjustment expenses	124,405	91,801	239,305	181,790
Underwriting, acquisition and insurance expenses	56,683	44,383	108,338	84,918
Interest expense	2,466	1,365	4,618	2,542
Amortization expense	486	386	873	773
Other expenses	1,465	—	2,579	—
Total expenses	185,505	137,935	355,713	270,023
Income before income taxes	25,016	6,357	44,738	26,937
Income tax expense	5,564	1,292	9,730	5,561
Net income	19,452	5,065	35,008	21,376
Net income attributable to participating securities	—	2,437	1,402	10,283
Net income attributable to common stockholders	$19,452	$2,628	$33,606	$11,093
Comprehensive income (loss):
Net income	$19,452	$5,065	$35,008	$21,376
Other comprehensive (loss) income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(4,375)	(14,797)	3,413	(31,502)
Reclassification adjustment for (losses) gains on securities no longer held, net of tax	(1,165)	30	(1,212)	331
Total other comprehensive (loss) income	(5,540)	(14,767)	2,201	(31,171)
Comprehensive income (loss)	$13,912	$(9,702)	$37,209	$(9,795)

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022

Weighted average basic shares	36,603,779	16,449,810	34,746,874	16,449,810
Weighted average diluted shares	38,143,585	32,660,316	37,503,914	32,600,247

Basic earnings per share	$0.53	$0.16	$0.97	$0.67
Diluted earnings per share	$0.51	$0.16	$0.93	$0.66
Basic adjusted earnings per share	$0.44	$0.52	$0.87	$1.14
Diluted adjusted earnings per share	$0.42	$0.50	$0.84	$1.11

Annualized ROE (1)	15.1%	4.8%	14.8%	10.1%
Annualized adjusted ROE (2)	12.4%	15.5%	13.3%	17.1%
Annualized ROTE (3)	18.3%	6.1%	18.3%	12.9%
Annualized adjusted ROTE (4)	15.1%	19.7%	16.5%	21.8%

			June 30	December 31
			2023	2022

Shares outstanding			37,674,063	16,599,666
Fully diluted shares outstanding			39,479,566	33,290,638

Book value per share			$14.05	$25.82
Fully diluted book value per share			$13.41	$12.87
Fully diluted tangible book value per share			$11.15	$10.17

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income (loss) – We define adjusted operating income (loss) as net income (loss) excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income (loss) should not be viewed as a substitute for net income (loss) calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended June 30,				Six months ended June 30,
(unaudited)	2023		2022		2023		2022
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$25,016	$19,452	$6,357	$5,065	$44,738	$35,008	$26,937	$21,376
Add:
Other expenses	1,465	1,157	—	—	2,579	2,037	—	—
Less:
Net impact of loss portfolio transfer	462	365	—	—	704	556	—	—
Net investment gains (losses)	5,351	4,227	(14,374)	(11,355)	6,312	4,986	(18,812)	(14,861)
Adjusted operating income	$20,668	$16,017	$20,731	$16,420	$40,301	$31,503	$45,749	$36,237

Underwriting income (loss) – We define underwriting income (loss) as income (loss) before income taxes excluding net investment income, net investment gains (losses), impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income (loss) represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income (loss) should not be viewed as a substitute for pre-tax income (loss) calculated in accordance with GAAP, and other companies may define underwriting income (loss) differently.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022
Income before federal income tax	$25,016	$6,357	$44,738	$26,937
Add:
Interest expense	2,466	1,365	4,618	2,542
Amortization expense	486	386	873	773
Other expenses	1,465	—	2,579	—
Less:
Net investment income	8,583	10,530	13,229	25,679
Net investment gains (losses)	5,351	(14,374)	6,312	(18,812)
Underwriting income	$15,499	$11,952	$33,267	$23,385

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Loss Ratio / Adjusted Combined Ratio – We define adjusted loss ratio and adjusted combined ratio as the corresponding ratio (calculated in accordance with GAAP), excluding losses and LAE related to the LPT and all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio and adjusted combined ratio should not be viewed as substitutes for our loss ratio and combined ratio, respectively.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2023	2022	2023	2022
Net earned premiums	$194,347	$146,076	$377,178	$287,803

Losses and LAE	124,405	91,801	239,305	181,790
Less: Pre-tax net impact of loss portfolio transfer	(462)	—	(704)	—
Adjusted losses and LAE	$124,867	$91,801	$240,009	$181,790

Loss ratio	64.0%	62.8%	63.4%	63.2%
Less: Net impact of LPT	(0.2)%	—%	(0.2)%	0.0%
Adjusted Loss Ratio	64.2%	62.8%	63.6%	63.2%

Combined ratio	92.0%	91.8%	91.1%	91.9%
Less: Net impact of LPT	(0.2)%	—%	(0.2)%	0.0%
Adjusted Combined Ratio	92.2%	91.8%	91.3%	91.9%

Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	June 30		December 31
(unaudited)	2023	2022	2022
Stockholders' equity	$522,678	$419,607	$421,662
Less: Goodwill and intangible assets	89,181	90,603	89,870
Tangible stockholders' equity	$433,497	$329,004	$331,792